Exhibit 99.1
BigBear.ai Announces Third Quarter 2022 Financial Results

Company achieves 8% quarter-over-quarter revenue growth driven by key wins and growth within Analytics; cost savings initiatives expected to drive $20 million of annualized expense savings

COLUMBIA, MD – November 9, 2022 – BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered analytics and cyber engineering solutions, today announced financial results for the third quarter of 2022.

Financial Highlights
•Revenue of $40.7 million, compared to $40.2 million for the third quarter of 2021
•Analytics revenue increased $1.7 million, or 8%, as compared to the same period in 2021, primarily driven by the award of the U.S. Army Global Force Information Management (GFIM) contract in the third quarter of 2022
•Gross margin of 29%, compared to 27% for the third quarter of 2021
•Segment adjusted gross margin of 43% for the Analytics segment, compared to 49% for the third quarter of 2021, driven primarily by contract mix
•Segment adjusted gross margin of 22% for the Cyber & Engineering segment, compared to 21% for the third quarter of 2021
•Net loss of $(16.1) million, compared to $(3.1) million for the third quarter of 2021, primarily driven by higher public company expenses as well as infrastructure and integration costs
•Non-GAAP adjusted EBITDA* of $(3.9) million
•Ending backlog of $288 million
•Ending cash balance of $22 million
•On-track with planned cost savings initiatives expected to drive $20 million of annualized operating expense savings
•Affirmed 2022 financial outlook

Mandy Long, who joined BigBear.ai in October as the Company’s CEO, said, “In the third quarter, we made significant progress to improve our financial profile, including 8% revenue growth in our analytics business, with a key $14.8 million sole-source contract award from the U.S. Army to implement the Global Force Information Management (GFIM) system. In addition, our ongoing actions to reduce expenses and cash usage are helping move us to a sustainable growth model. Based on our improved operational efficiency and the continued health of our backlog, we are reaffirming our outlook for 2022.”

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Third Quarter 2022 vs. Second Quarter 2022 Comparative Financial Highlights
•Analytics revenue increased $3.7 million, or 20%, primarily driven by the award of the U.S. Army GFIM contract in the third quarter of 2022, as well as increased volume on other Analytics programs
•Gross margins expanded from 25% in the second quarter of 2022 to 29% in the third quarter of 2022, primarily driven by reduced volume on low margin contracts
•Net cash used in operating activities was $6.4 million in the third quarter, compared to $24.5 million in the second quarter, driven primarily by lower operational spending and integration costs, investment contracts, and interest payments

BigBear.ai CFO Julie Peffer said, “In the third quarter, we made substantial progress on our initiatives to reduce expenses, manage our working capital, and significantly increase our operational efficiency, including our previously announced reduction in force, largely focused on non-billable headcount reduction. In the fourth quarter, the effects of rightsizing our cost structure will continue, and we expect to realize additional operational efficiencies.

“From a liquidity perspective, we ended the third quarter with $22 million of cash on our balance sheet, and we are amending our credit facility with Bank of America which will give us access to $25 million of additional liquidity, upon meeting the terms of the agreement. Our improved operational discipline coupled with our stabilized liquidity position will enable us to target and pursue the right investments for sustainable growth,” concluded Peffer.

Financial Outlook

The following information and other sections of this release contain forward-looking statements, which are based on the Company’s current expectations. Actual results may differ materially from those projected. It is the Company’s practice not to incorporate adjustments into its financial outlook for proposed acquisitions, divestitures, changes in law, or new accounting standards until such items have been consummated, enacted, or adopted. For additional factors that may impact the Company’s actual results, refer to the “Forward-Looking Statements” section in this release.

The Company is affirming the following guidance:
•Revenue of approximately between $150 million to $170 million for the year-ended December 31, 2022
•Single-digit negative Adjusted EBITDA*, in millions, for the second half of 2022
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Third Quarter and Year to Date Periods Ended
September 30, 2022 and September 30, 2021
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands (expect per share amounts)	2022	2021	2022	2021
Revenues	$40,651	$40,219	$114,654	$112,100
Cost of revenues	28,900	29,421	83,446	81,859
Gross margin	11,751	10,798	31,208	30,241
Operating expenses:
Selling, general and administrative	20,233	12,038	69,205	32,557
Research and development	1,785	1,363	7,194	4,158
Restructuring charges	1,562	—	1,562	—
Transaction expenses	566	—	2,151	—
Goodwill impairment	—	—	35,252	—
Operating loss	(12,395)	(2,603)	(84,156)	(6,474)
Interest expense	3,557	1,870	10,666	5,579
Net decrease in fair value of derivatives	(102)	—	(1,564)	—
Loss on extinguishment of debt	—	—	—	—
Other expense (income)	8	—	12	(1)
Loss before taxes	(15,858)	(4,473)	(93,270)	(12,052)
Income tax expense (benefit)	252	(1,327)	(1,491)	(3,294)
Net loss	$(16,110)	$(3,146)	$(91,779)	$(8,758)

Basic and diluted net loss per share	$(0.13)	$(0.03)	$(0.72)	$(0.08)

EBITDA* and Adjusted EBITDA* for the Third Quarter and Year to Date Periods Ended
September 30, 2022 and September 30, 2021
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ thousands	2022	2021	2022	2021
Net loss	$(16,110)	$(3,146)	$(91,779)	$(8,758)
Interest expense	3,557	1,870	10,666	5,579
Income tax benefit	252	(1,327)	(1,491)	(3,294)
Depreciation and amortization	2,038	1,759	5,764	5,432
EBITDA	(10,263)	(844)	(76,840)	(1,041)
Adjustments:
Equity-based compensation	2,222	30	11,160	86
Net decrease in fair value of derivatives(1)	(102)	—	(1,564)	—
Restructuring charges(2)	1,562	—	1,562	—
Capital market advisory fees(3)	—	1,510	741	3,956
Termination of legacy benefits(4)	—	1,482	—	1,482
Management fees(5)	—	229	—	683
Integration costs(6)	2,075	740	6,474	1,245
Commercial start-up costs(7)	—	773	6,490	773
Transaction expenses(8)	566	—	2,151	—
Goodwill impairment(9)	—	—	35,252	—
Adjusted EBITDA	$(3,940)	$3,920	$(14,574)	$7,184

(1)	The decrease in fair value of derivatives primarily relates to the changes in the fair value of certain Forward Share Purchase Agreements (FPAs) that were entered into prior to the closing of the Business Combination and were fully settled during the first quarter of 2022, as well as changes in the fair value of private warrants.
(2)	In the third quarter of 2022, the Company incurred employee separation costs associated with a strategic review of the Company’s capacity and future projections to better align the organization and cost structure and improve the affordability of its products and services.
(3)	The Company incurred capital market and advisory fees related to advisors assisting with the Business Combination.
(4)	In the third quarter of 2021, the Company elected to terminate certain legacy employee incentive benefits with final payments made in the fourth quarter of 2021.
(5)	Management and other related consulting fees paid to AE Partners. These fees ceased subsequent to the Business Combination.
(6)	Internal integration costs related to business combinations.
(7)	Commercial start-up costs include certain non-recurring expenses associated with tailoring the Company’s software products for commercial customers and use cases.
(8)	Transaction expenses primarily related to the acquisition of ProModel Corporation, which closed on April 7, 2022, as well as costs associated with evaluating other acquisition opportunities.
(9)	During the second quarter of 2022, the Company recognized a non-cash goodwill impairment charge related to its Cyber & Engineering business segment.

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Consolidated Balance Sheets as of
September 30, 2022 and December 31, 2021
(Unaudited)

$ in thousands	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$21,955	$68,900
Restricted cash	—	101,021
Accounts receivable, less allowance for doubtful accounts	31,652	28,605
Contract assets	1,323	628
Prepaid expenses and other current assets	5,084	7,028
Total current assets	60,014	206,182
Non-current assets:
Property and equipment, net	1,528	1,078
Goodwill	67,125	91,636
Intangible assets, net	87,551	83,646
Other non-current assets	692	780
Total assets	$216,910	$383,322

Liabilities and equity
Current liabilities:
Accounts payable	$7,426	$5,475
Short-term debt, including current portion of long-term debt	769	4,233
Accrued liabilities	17,494	10,735
Contract liabilities	4,758	4,207
Derivative liabilities	—	44,827
Other current liabilities	2,290	541
Total current liabilities	32,737	70,018
Non-current liabilities:
Long-term debt, net of current portion	191,830	190,364
Deferred tax liabilities	406	248
Other non-current liabilities	36	324
Total liabilities	225,009	260,954

Stockholders’ (deficit) equity:
Common stock	14	14
Additional paid-in capital	272,406	253,744
Members’ contribution	—	—
Treasury stock, at cost 9,952,803 shares at September 30, 2022 and — shares at December 31, 2021	(57,350)	—
Accumulated deficit	(223,169)	(131,390)
Total stockholders’ (deficit) equity	(8,099)	122,368
Total liabilities and stockholders’ (deficit) equity	$216,910	$383,322

Consolidated Statements of Cash Flows for the Nine Months Ended
September 30, 2022 and September 30, 2021
(Unaudited)

	Nine Months Ended September 30,
$ in thousands	2022	2021
Cash flows from operating activities:
Net loss	$(91,779)	$(8,758)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	5,764	5,432
Amortization of debt issuance costs	1,570	429
Equity-based compensation expense	11,160	86
Goodwill impairment	35,252	—
Provision for doubtful accounts	55	—
Deferred income tax benefit	(1,450)	(3,341)
Net decrease in fair value of derivatives	(1,564)	—
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(2,359)	163
Increase in contract assets	(297)	(288)
Decrease (increase) in prepaid expenses and other assets	3,549	(5,829)
Increase in accounts payable	1,946	6,737
(Decrease) increase in accrued liabilities	(993)	4,733
(Decrease) increase in contract liabilities	(1,004)	1,595
Increase in other liabilities	1,760	263
Net cash (used in) provided by operating activities	(38,390)	1,222
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(4,465)	(224)
Purchases of property and equipment	(736)	(601)
Net cash used in investing activities	(5,201)	(825)
Cash flows from financing activities:
Repurchase of shares as a result of forward share purchase agreements	(100,896)	—
Repayment of short-term borrowings	(3,464)	—
Repayment of term loan	—	(825)
Proceeds from promissory notes	—	1,500
Payments for taxes related to net share settlement of equity awards	(15)	—
Net cash (used in) provided by financing activities	(104,375)	675
Net (decrease) increase in cash and cash equivalents and restricted cash	(147,966)	1,072
Cash and cash equivalents and restricted cash at the beginning of period	169,921	9,704
Cash and cash equivalents and restricted cash at the end of the period	$21,955	$10,776

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear.ai’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear.ai’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the recent coronavirus outbreak; and increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear.ai presently does not know or that BigBear.ai currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this release. BigBear.ai anticipates that subsequent events and developments will cause BigBear.ai’s assessments to change. However, while BigBear.ai may elect to update these forward-looking statements at some point in the future, BigBear.ai specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of BigBear.ai’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare BigBear.ai’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

Adjusted EBITDA is defined as of any date of calculation, the consolidated pro forma earnings of the Company and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization calculated from the audited consolidated financial statements of such party and its subsidiaries (prepared in accordance with GAAP), transaction fees and other non-recurring costs. Similar excluded expenses may be incurred in future periods when calculating these measures. BigBear.ai believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. BigBear.ai believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and adjusted EBITDA as a non-GAAP performance measure which is defined in and is reconciled to net loss, the most directly comparable GAAP measure, in the tables above. The Company does not present a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise present such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA* guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results.

Conference Call / Webcast Information

BigBear.ai will host its earnings results conference call and audio webcast (listen-only mode) on Wednesday, November, 9, 2022 at 5:00 p.m. ET. The earnings conference call can be accessed by calling 877-485-3107 (toll-free) or 201-689-8427 (toll). The listen-only audio webcast of the call will be available on the BigBear.ai Investor Relations website: https://ir.bigbear.ai. For those who are unable to listen to the live event, a replay will be available for two weeks following the event by dialing 877-660-6853 (toll-free) or 201-612-7415 (toll) and entering the access code 13733601. To access the webcast replay, visit https://ir.bigbear.ai.

About BigBear.ai

BigBear.ai delivers AI-powered analytics and cyber engineering solutions to support mission-critical operations and decision-making in complex, real-world environments. BigBear.ai’s customers, which include the US Intelligence Community, Department of Defense, the US Federal Government, as well as customers in manufacturing, healthcare, commercial space, and other sectors, rely on BigBear.ai’s solutions to see and shape their world through reliable, predictive insights and goal-oriented advice. Headquartered in Columbia, Maryland, BigBear.ai is a global, public company traded on the NYSE under the symbol BBAI. For more information, please visit: http://bigbear.ai/ and follow BigBear.ai on Twitter: @BigBearai.

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Contacts

BigBear.ai
Tyler Sigmon
443-430-2622
Tyler.Sigmon@bigbear.ai

Reevemark
Paul Caminiti/Delia Cannan/Pam Greene
212-433-4600
bigbear.ai@reevemark.com
or
investors@bigbear.ai